EXHIBIT 99.7

BENEFICIAL OWNER ELECTION FORM

                     SHARES OF COMMON STOCK OF
FLAGSTAR BANCORP, INC.
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of Flagstar Bancorp, Inc. Common Stock, par value $0.01 per share (the “Common Stock”), issuable upon the exercise of subscription rights.

In this form, I (we) instruct you whether to exercise subscription rights to purchase shares of Common Stock distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus supplement, dated December 30, 2009 and the accompanying base prospectus (collectively, the “Prospectus”) and the related Instructions for Use of Flagstar Bancorp, Inc. Subscription Rights Certificates.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

Section 1:  OFFERING INSTRUCTIONS (check the appropriate box if you wish to exercise subscription rights

IF YOU WISH TO EXERCISE ALL OR A PORTION OF YOUR BASIC SUBSCRIPTION PRIVILEGE:

☐	Please exercise subscription rights for me (us) and purchase shares of Common Stock as set forth below:

	X	$0.71	=	$
(no. of subscription rights to be exercised)		(subscription price per share)		(total Subscription Price of Basic Subscription Privilege)

IF EXERCISED YOUR BASIC SUBSCRIPTION PRIVILEGE IN FULL AND YOU WISH TO EXERCISE ALL OR A PORTION OF YOUR OVER-SUBSCRIPTION PRIVILEGE:

☐	Please exercise subscription rights for me (us) and purchase shares of Common Stock as set forth below (up to the amount of your Basic Subscription Privilege):

	X	$0.71	=	$
(no. of new shares		(subscription price per share)		(total Subscription Price of Over-Subscription Privilege)

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

Please disregard this mailing.

Section 2:  PAYMENT

☐	Payment in the amount of $ is enclosed. This amount should be the total of the “total Subscription Price of Basic Subscription Privilege” and “total Subscription Price of Over-Subscription Privilege” above.

☐	Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account No.:

Amount to be deducted: $                     (This amount should be the total of the “total Subscription Price of Basic Subscription Privilege” and “total Subscription Price of Over-Subscription Privilege” above)

Section 3:  SUBSCRIPTION AUTHORIZATION

I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby exercise such Rights for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s) of subscriber(s):

Date	Date

Signature(s)	Signature(s)

Please Type or Print Name(s)	Please Type or Print Name(s)

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